Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *

In connection with the Annual Report of Biofrontera Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”) pursuant to 18 U.S.C.§ 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Hermann Lübbert, Chief Executive Officer of the Company, do hereby certify, to my knowledge:

1. The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Annual Report.

Date:	3/20/2025	By:	/s/ Hermann Lübbert
Hermann Lübbert
Chief Executive Officer and Chairman
(Principal Executive Officer)

*	This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Biofrontera Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.